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Calling for a Special Meeting of Allergan Shareholders: ISS Presentation July 16, 2014 Pershing Square Capital Management, L.P.

Legal Disclaimer This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to Pershing Square Capital Management, L.P.’s (“Pershing Square”) solicitation of written requests to call a special meeting of shareholders of Allergan, Inc. (“Allergan”) in connection with the proposal which Valeant Pharmaceuticals International, Inc. (“Valeant”) has made for a business combination transaction with Allergan. In furtherance of this proposal and subject to future developments, Pershing Square has filed a definitive solicitation statement with the Securities and Exchange Commission (the “SEC”) on July 11, 2014 (the “solicitation statement”), Valeant has filed a registration statement on Form S-4 (the “Form S-4”) and a tender offer statement on Schedule TO (including the offer to exchange, the letter of election and transmittal and other related offer materials) with the SEC on June 18, 2014 (together with the Form S-4, the “Schedule TO”), and a preliminary proxy statement on June 24, 2014 with respect to a meeting of Valeant shareholders. Pershing Square and Valeant (and, if a negotiated transaction is agreed, Allergan) may file one or more solicitation statements, registration statements, proxy statements, tender or exchange offer documents or other documents with the SEC. This communication is not a substitute for the solicitation statement, the Schedule TO, or any other solicitation statement, proxy statement, registration statement, prospectus, tender or exchange offer document or other document Pershing Square, Valeant and/or Allergan may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF VALEANT AND ALLERGAN ARE URGED TO READ THE SOLICITATION STATEMENT, PROXY STATEMENT(S), REGISTRATION STATEMENT, PROSPECTUS, TENDER OR EXCHANGE OFFER DOCUMENTS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The solicitation statement is currently being mailed to stockholders of Allergan. Any definitive solicitation statement or proxy statement(s) or definitive tender or exchange offer documents (if and when available) will be mailed to stockholders of Allergan and/or Valeant, as applicable. Investors and security holders will be able to obtain free copies of the solicitation statement and the Schedule TO and will be able to obtain free copies of these other documents filed with the SEC by Pershing Square and/or Valeant through the web site maintained by the SEC at http://www.sec.gov. Information regarding the names and interests in Allergan and Valeant of Pershing Square and persons related to Pershing Square who may be deemed participants in any solicitation of Allergan or Valeant shareholders in respect of a Valeant proposal for a business combination with Allergan is available in the solicitation statement. The solicitation statement can be obtained free of charge from the sources indicated.

Legal Disclaimer (Cont.) The information in this presentation is for informational purposes only, and this presentation shall not constitute an offer to sell or a solicitation of an offer to purchase any security or investment product, nor does it constitute professional advice. This presentation and the information contained herein is not investment advice or a recommendation or solicitation to buy or sell any securities. All investments involve risk, including the loss of principal. Pershing Square recognizes that there may be confidential information in the possession of the companies discussed in this presentation that could lead these companies to disagree with Pershing Square’s conclusions. The information contained in this presentation is subject in all respects to the disclosure set forth in the reports filed by Allergan and Valeant with the SEC. Except where otherwise indicated, the information in this presentation speaks only as of the date of this presentation. Permission to quote third-party reports in this presentation has been neither sought nor obtained, nor was consent obtained or sought with respect to third party statements referenced in this presentation. This presentation is not all inclusive and may not contain all of the information that you require in order to evaluate Allergan and Valeant and the transactions described in this presentation. You should review Valeant’s and Allergan’s most recent annual and quarterly reports and other reports filed by Valeant and Allergan with the SEC. You should rely on your own independent analysis to assess the accuracy and completeness of all information contained herein. No representation, warranty or undertaking, expressed or implied, is or will be made and no responsibility or liability is or will be accepted by Pershing Square or its affiliates or associates, or any of their respective directors, officers, employees, agents, shareholders or advisors, as to, or in relation to, the accuracy or completeness of the information contained in the presentation, or any other information, errors therein or omissions therefrom. By presenting this information, none of Pershing Square or its affiliates or associates, or any of their respective directors, officers, employees, agents, shareholders or advisors, is providing investment, legal, tax, financial, accounting or other advice to you or to any other party. None of Pershing Square or its affiliates or associates, or any of their respective directors, officers, employees, agents, shareholders or advisors, is acting as an advisor or fiduciary in any respect in connection with providing this information. Funds managed by Pershing Square and its affiliates are invested in Allergan common stock and other securities. Pershing Square manages funds that are in the business of trading – buying and selling – securities and financial instruments. It is possible that there will be developments in the future that cause Pershing Square to change its position regarding Allergan, Valeant and the proposed Valeant-Allergan business combination. Pershing Square may buy, sell, cover or otherwise change the form of its investment in Allergan for any reason. Pershing Square hereby disclaims any duty to provide any updates or changes to the analyses contained here including, without limitation, the manner or type of any Pershing Square investment.

Legal Disclaimer (Cont.) Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including but not limited to cash net income and EBITDA (collectively, “non-GAAP financial measures”). These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Pershing Square believes that the presentation of these financial measures enhances an investor’s understanding of Valeant’s and Allergan’s financial performance. Pershing Square further believes that these financial measures are useful financial metrics to assess operating performance from period to period by excluding certain items that it believes are not representative of Valeant’s and Allergan’s respective core businesses. Pershing Square also believes that these financial measures provide investors with a useful tool for assessing the comparability between periods of Valeant’s and Allergan’s respective abilities to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures. Pershing Square believes these financial measures are commonly used by investors to evaluate companies’ performance. However, the use of these non-GAAP financial measures in this presentation may vary from that of other companies in Valeant’s and Allergan’s industry. These non-GAAP financial measures should not be considered as alternatives to performance measures derived in accordance with GAAP.

Legal Disclaimer (Cont.) This presentation contains forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding Valeant’s offer to acquire Allergan, Valeant’s financing of the proposed transaction, Valeant’s or Allergan’s expected future value and performance (including expected results of operations and financial guidance), and the combined company’s future financial condition, operation results, strategy and plans. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar expressions and include but are not limited to beliefs expressed regarding future performance. These statements are based upon the current expectations and beliefs of Pershing Square and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in Valeant’s and/or Allergan’s most recent annual or quarterly reports filed with the SEC and the Canadian Securities Administrators (the “CSA”) and assumptions, risks and uncertainties relating to the proposed merger, as detailed from time to time in Valeant’s filings with the SEC and the CSA. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this presentation are set forth in other reports or documents that Valeant and/or Allergan file from time to time with the SEC or the CSA, and include, but are not limited to: the ultimate outcome of any possible transaction between Valeant and Allergan, including the possibilities that Valeant will not pursue a transaction with Allergan and that Allergan will reject a transaction with Valeant; if a transaction between Valeant and Allergan were to occur, the ultimate outcome and results of integrating the operations of Valeant and Allergan, the ultimate outcome of Valeant’s pricing and operating strategy applied to Allergan and the ultimate ability to realize synergies; the effects of the business combination of Valeant and Allergan, including the combined company’s future financial condition, operating results, strategy and plans the effects of governmental regulation on Valeant’s and Allergan’s business or potential business combination transaction; ability to obtain regulatory approvals and meet other closing conditions to the transaction, including all necessary stockholder approvals, on a timely basis; Valeant’s and Allergan’s ability to sustain and grow revenues and cash flow from operations in their respective markets and to maintain and grow their respective customer bases, the need for innovation and the related capital expenditures and the unpredictable economic conditions in the United States and other markets; the impact of competition from other market participants; the development and commercialization of new products; the availability and access, in general, of funds to meet Valeant’s and Allergan’s debt obligations prior to or when they become due and to fund their operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; Valeant’s and Allergan’s ability to comply with all covenants in their respective indentures and credit facilities any violation of which, if not cured in a timely manner, could trigger a default of their respective other obligations under cross-default provisions; and the risks and uncertainties detailed by Valeant and Allergan with respect to their respective businesses as described in their respective reports and documents filed with the SEC. All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. None of Pershing Square or any of its affiliates or associates, or any of their respective directors, officers, employees, agents, shareholders or advisors undertakes any obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect actual outcomes.

Executive Summary There are two principal reasons we are calling for a special meeting 1) To fix the special meeting provisions in Allergan’s bylaws, which are unduly onerous and anti-shareholder 2) To remove directors and propose the appointment of new directors who will engage with Valeant on its compelling and certain offer to acquire Allergan at a 50%+ premium to Allergan’s unaffected share price

Table of Contents I A Special Meeting is Warranted Given Allergan’s Record of Poor Corporate Governance II The Current Offer Justifies Board Engagement and Meets Investors’ “Asking Price” III The Valeant Offer Satisfies the Prevailing M&A Proxy Fight Analytical Framework I Investors and Research Analysts Are Confident in Valeant’s Operating Model and the Strategic Combination V Risks in Allergan’s Business Model V Allergan’s History of Poor Cost Management, Poor Capital Allocation, and Shareholder Unfriendly Compensation Policies VII We Believe There is Significant Downside to Allergan’s Standalone Stock Price

I. A Special Meeting is Warranted Given Allergan’s Record of Poor Corporate Governance

A Special Meeting is Warranted Given Allergan’s Record of Poor Corporate Governance To date, Allergan’s board has responded to Valeant’s highly compelling and certain offer by refusing to engage with Valeant, refusing to meet with Pershing Square without management present, and by attacking Valeant’s business model and management with claims unsupported by factual evidence Members of the board of directors of a Delaware corporation faced with a takeover bid are required to inform themselves of all material information about a transaction and then act with care in evaluating it. By failing to authorize the board’s advisors to meet with Valeant to address any of the board’s stated concerns about Valeant, the board and its advisors have failed to do any reasonable investigation of the Valeant transaction, depriving shareholders of the opportunity to consider this offer

A Special Meeting is Warranted Given Allergan’s Record of Poor Corporate Governance (Cont.) This board’s recent behavior is consistent with Allergan’s past poor corporate governance. Shareholders deserve the right to elect a board who will protect their interests as owners of the company. Shareholders also deserve the right to call a special meeting free of onerous provisions and impediments. We have proposed a special meeting, which Allergan has sought to suppress, to enfranchise shareholders

ISS Supports Special Meeting and Written Consent Rights as Important Tools for Empowering Shareholders to Respond to Attractive Offers ISS 2014 US Proxy Voting Guidelines: “In terms of day-to-day governance, shareholders may lose an important right—the ability to remove directors or initiate a shareholder resolution without having to wait for the next scheduled meeting—if they are unable to call a timely special meeting. Shareholders could also be powerless to respond to a beneficial offer if a bidder cannot call a special meeting. Over the past few years companies have responded to shareholder resolutions seeking the right to call special meetings by offering management proposals with stricter requirements Such restrictions can be used as anti-takeover devices-impeding the removal of incumbent board members or delaying a takeover attempt of the company—and, therefore, run counter to the stated intention of allowing shareholders to call special meetings.” “Limitations on written consent are clearly contrary to shareholder interests… Beneficial tender offers may also be precluded because of a bidder’s inability to take action by written consent.”

ISS Supports Special Meeting and Written Consent Rights as Important Tools for Empowering Shareholders to Respond to Attractive Offers (Cont.) ISS analysis on Darden Restaurants (April 24, 2014): ISS recommendation: FOR the Consent to Request a Special Meeting “But the value of a shareholder meeting is precisely that it provides a definitive, authentic, and unassailable answer to the question of what shareholders want. Not every shareholder is in agreement on every issue, to be sure—but shareholders in general, and institutional shareholders in particular, accept that the shareholder vote is the premier mechanism for the owners of the company to settle significant questions about the company’s future.” “Engagement can be a very effective mechanism for providing the board with insight; for settling complex questions about the company’s future, however, it lacks the definitive authority of the shareholder vote itself.”

Allergan has Used Procedural Restrictions to Neuter Mechanisms for Shareholder Action 2012 2013 2014 Shareholder Call special meetings with Right to act by Separation of Proposal 10% of the vote written consent Chairman / CEO (% of votes cast)(1) (55.3%) (50.2%) (50.5%) Mgmt Rec. AGAINST AGAINST AGAINST ISS Rec. FOR FOR FOR GL Rec. FOR FOR FOR Mgmt Response Placed on ballot a year later but Placed on ballot a year later but with substantial restrictions No action taken, to date with substantial restrictions ? 25% of the vote required ? 25% of the vote required ? Timing restrictions ? Timing restrictions ? Unduly onerous disclosure ? Restrictions on “similar Restrictions N/A requirements to make request items” ? Restrictions on “similar items” ? Restriction on stock sales by shareholders requesting a special meeting (1) Votes FOR as % of votes [FOR + AGAINST]

Allergan’s Special Meeting Provision Provides a Heavily Restricted Right To frustrate shareholder action, Allergan designed unnecessary restrictions to calling a special meeting 25% of the voting power of the company’s common stock required to request a special meeting The meeting request must be “IN PROPER FORM”, meaning the requesting shareholders must make certain concessions including: Representations that they INTEND TO HOLD THEIR SHARES through the date of the special meeting Acknowledgements that a sale of their Allergan shares prior to the meeting date will constitute a corresponding reduction of shares in support of the special meeting request, even if shares are repurchased prior to the meeting Shareholders requesting the special meeting must continue to hold at least 25% of the company’s shares until the special meeting date or the meeting may be cancelled

Allergan’s Special Meeting Provision Provides a Heavily Restricted Right (Cont.) To frustrate shareholder action, Allergan designed unnecessary restrictions to calling a special meeting Allergan’s special meeting timing restrictions effectively limit the special meeting window to only one meeting per year within a narrow three and a half-month period Allergan’s board can delay a special meeting by up to 120 days from the date requested No requests are allowed from 90 days prior to the anniversary of the previous AGM until the adjournment of the next AGM Illustrative Timeline: Solicitation period: Management can delay Special meeting 90-days prior to up to 120 days window anniversary of AGM

Allergan’s Special Meeting Provision Provides a Heavily Restricted Right (Cont.) To frustrate shareholder action, Allergan designed unnecessary restrictions to calling a special meeting Special meetings may not consider any “Similar Items” covered at a meeting in the previous year By which the Allergan board seeks to PROHIBIT THE ELECTION OF NEW DIRECTORS at a special meeting, even if current Allergan directors are removed(1) Unduly onerous disclosure requirements (with ongoing duty to update) for requesting shareholders (e.g., 2-year trading date, relationships with AGN employees and competitors) Highly unusual requirement for Cede & Co. to itself submit individual signed meeting requests (rather than granting the usual omnibus proxy) and for shareholders themselves to become record owners adds substantial logistical barriers The board determines, in sole discretion, whether meeting requests are compliant (1) A shareholder derivative lawsuit is pending in Delaware challenging the Allergan board’s attempted application of “Similar Items” to replacing directors (In re Allergan, Inc. Stockholder Litigation).

Misperceptions Regarding Calling a Special Meeting Allergan’s bylaws as written provide onerous burdens There are, however, misperceptions that should be dismissed Shareholders are required to represent that they intend to hold shares through the special meeting Shareholders are still permitted to sell their shares after announcing their intention to hold them, but any shares sold will not count towards the 25% requirement to call a special meeting While the sale of a share revokes that share from the special meeting solicitation, the remainder of that investor’s position will continue to qualify in support for the meeting

Allergan’s Written Consent Provision Provides the Illusion of Shareholder Rights 25% of the company’s shares are required to request a record date to act by written consent Similar unduly onerous disclosure requirements (with ongoing duty to update) for requesting a record date as those to request a special meeting Action by written consent cannot cover “Similar Items” considered at a meeting in the previous 12 months, including the election of directors, or any business to be presented at a meeting to be held within 90 days No consents can be dated or delivered until 90 days after delivery of the request for a record date Stockholders cannot act by written consent if the Allergan board calls a meeting to present a substantially “Similar Item” A special meeting will allow shareholders to remedy these problematic governance provisions as quickly as possible

Allergan’s Board has Taken Steps to Obstruct a Special Meeting Allergan’s board and management used ambiguity regarding the poison pill to discourage the solicitation of proxies On April 22nd, the same day that Valeant first announced its proposal, Allergan adopted a poison pill that limits shareholder communication On June 6th, Pershing Square asked Allergan to clarify, among other things, that the solicitation and receipt of proxies would not trigger the pill In Allergan’s June 11th reply, Allergan refused to respond directly on this issue Only after Pershing Square commenced an action in Delaware court regarding this issue did management confirm that the solicitation of proxies and certain related activities would not trigger the pill

Allergan’s Board has Taken Steps to Obstruct a Special Meeting (Cont.) It takes up to four procedural steps to call a special meeting but only one step to support a revocation Steps ? Allergan shareholders must comply with a series of up to four procedural steps, each requiring extensive 4 disclosure and documentation, to submit a request to call a special meeting ? The Allergan board has launched a revocation campaign against calling a special meeting 1 To support a revocation, shareholders need only submit a simple proxy card providing their name and checking a box in one step Allergan management is soliciting against a fundamental right it has supposedly granted shareholders

Allergan’s Argument Against Holding a Special Meeting Allergan states that the distraction and time and financial cost of holding a meeting are the reasons why a special meeting should not be held These costs would go away if Allergan would immediately engage with Valeant regarding the proposed transaction Allergan Schedule 14A filed July 15, 2014

Allergan has Ignored its Own Corporate Governance Guidelines [Graphic Appears Here] Despite this clearly stated guideline, Allergan has refused any opportunity to discuss the Valeant proposal with the lead independent director without Mr. Pyott being present Pershing Square first requested a discussion with Mr. Gallagher on April 23rd. Allergan complied but included Mr. Pyott on the call During the call, Mr. Ackman requested a meeting with Mr. Gallagher in executive session, which Mr. Gallagher rejected Mr. Ackman proposed a subsequent conversation with Mr. Gallagher, but Mr. Gallagher refused to provide any contact details Mr. Ackman offered to speak with Mr. Gallagher with the board’s counsel present, but Mr. Gallagher again refused On May 13th, Mr. Pyott told Mr. Ackman that he was the only member of the board authorized to speak with shareholders

Allergan's Board is Characterized by Long Tenures, Low Stock Ownership, and Weak Governance

Shareholder proposal passed at 2014 AGM to separate CEO/Chairman roles

				Shares Held		Committees				2014 AGM		
Name	Title	Board Tenure (Y)	Age	Shares (000's)	% O/S	Audit / Finance	Corp. Gov.	Org. & Comp.	Sci. & Tech.	% Votes	ISS Rec.	GL Rec.
David E.I. Pyott	CEO / Chairman	16	60	234.2	<0.1%					91.4%	FOR	FOR
Michael R. Gallagher	Lead Director	16	68	39.2	<0.1%		C	C		66.7%	AGAINST (1)	AGAINST
Deborah Dunsire, M.D.	Director	8	51	38.0	<0.1%	M			M	95.0%	FOR	FOR
Trevor M. Jones, Ph.D.	Director	10	71	7.5	<0.1%		M		C	88.5%	FOR	AGAINST
Louis J. Lavigne, Jr.	Director	9	65	20.0	<0.1%	M			M	94.9%	FOR	FOR
Peter J. McDonnell, M.D.	Director	1	55	5.6	<0.1%		M		M	88.3%	FOR	AGAINST
Timothy D. Proctor	Director	1	64	5.6	<0.1%	M		M		94.0%	FOR	FOR
Russell T. Ray	Director	11	66	27.2	<0.1%	C		M		94.2%	FOR	FOR
Henri A. Termeer	Director	0	68	2.5	<0.1%		M	M		95.0%	FOR	FOR

Lengthy tenure may impact independence and objectivity

No "skin in the game", limited alignment with investors

Members of Corporate Governance Committee received lower than average shareholder support at the 2014 AGM

Source: Name, title, tenure, age and committees per Allergan's proxy statement filed with the SEC March 26, 2014; Shares held per FactSet; ISS recommendation per April 23, 2014 ISS report; Glass Lewis recommendation per April 13, 2014 Glass Lewis report; and vote results per Allergan's Form 8-K filed with the SEC May 9, 2014.

(1) ISS recommended AGAINST the re-election of Mr. Gallagher at the 2014 AGM for failing as Corporate Governance and Compliance Committee Chair to fully implement a shareholder proposal that received majority support at the 2013 AGM to amend the corporate charter to allow shareholders to act by written consent. Although the Board did include such a proposal at the 2014 AGM, it included a restriction limiting agenda items and a requirement that 25 percent of the outstanding shares are required to request a record date.

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ISS Has Identified a High Possibility of Governance Risk at Allergan This May, ISS awarded Allergan a governance QuickScore of 8, indicating a HIGH POSSIBLILITY OF GOVERNANCE RISK(1) Board structure (10 /10) The board did not adequately address a shareholder proposal supported by the majority of shares voted ISS recommended AGAINST the re-election of Mr. Gallagher at the 2014 AGM for failing as Corporate Governance and Compliance Committee Chair to fully implement the 2013 shareholder proposal to allow action by written consent; Gallagher received 33.3% withhold votes 8 of 9 of directors received shareholder approval rates below the average (95%) level at the most recent shareholder meeting 3 directors received below 90% of the vote 3 of 8 of the non-executive directors on the board have lengthy tenure The roles of Chairman and CEO have not been separated even though a majority of shareholders voting approved a proposal to separate at Allergan’s 2014 AGM Shareholder rights (9 /10) The company has a poison pill in effect with a 10% trigger threshold 25% of share capital is needed to convene a special meeting or act by written consent There are material restrictions on shareholders’ right to call special meetings or act by written consent Source: Institutional Shareholder Services. (1) May 28, 2014 ISS Governance QuickScore Profile.

Why a Special Meeting is Necessary to Protect Shareholder Rights The existence of a poison pill makes it impossible for shareholders to take advantage of Valeant’s exchange offer for Allergan shares Without a special meeting, Allergan’s board could disenfranchise shareholders on this transaction until the company’s next AGM Allergan could delay the company’s 2015 AGM beyond next May In the meantime, we believe there is significant risk to shareholder value at Allergan Valeant may be forced or choose to abandon the transaction Allergan’s board could take value-destructive actions to thwart the Valeant offer The special meeting provides shareholders an important opportunity to: Create a path to completion of a compelling offer Rectify onerous bylaw and charter provisions that disenfranchise shareholders

A Viable Path to Effect a Deal At the Special Meeting, shareholders can vote to remove Allergan directors Pershing Square will propose to remove six of Allergan’s nine directors, to be replaced with new candidates Pershing Square has identified If the Allergan board refuses to appoint these new directors, shareholders of 10% or more can seek a summary election under Delaware General Corporation Law §223 (c) §223 (c) provides in relevant part: “If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the voting stock . . . summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office . .. . “

Pershing Square is Proposing a Slate of Qualified and Independent Nominees to Protect Shareholder Interests Betsy Atkins (61) Chief Executive Officer of Baja LLC CEO of Baja LLC, an independent venture capital firm focused on technology, renewable sciences, and sciences, since 1994 Co-founded several successful high tech and consumer companies, including Ascend Communications, which was sold to Lucent Technologies in 1999 for $24 billion Formerly CEO and Chairman of Clear Standards, an on-demand enterprise energy management sustainability software company, from 2008 to 2009, at which time it was acquired by SAP AG. Former Chairman of the Board of Directors of Third Screen Media, a company that was eventually sold to AOL Has served as a director of Polycom, Inc. since April 1999, Schneider Electric, SA since April 2011, HD Supply Holdings, Inc. since September 2013, and Ciber Inc. since July 2014. Formerly served on the Boards of Directors of Human Genome Sciences Inc., HealthSouth Corporation, Vonage Holdings Inc., Towers Watson & Co., Reynolds American Inc., SunPower Corporation, and Chico’s FAS, Inc. Has agreed she will remain on only three other boards if elected to Allergan’s board Cathleen P. Black (70) Senior Advisor at RRE Ventures LLC Senior Advisor at RRE Ventures LLC, an early stage venture capital firm, since 2011, and has served on the boards of two of RRE Ventures LLC’s portfolio companies, Yieldbot Inc. and Bark & Co Inc. She is also a board member of PubMatic, Inc. Previously served as President of Hearst Magazines and also served as a director of the Hearst Corporation from January 1996 until late 2010. Served as President of USA Today from October 1983 until June 1991 and was a board member of the parent company, Gannett Co. Served as a director of Vibrant Media Inc., a global leader of in-content contextual technology, from October 2012 until 2013, served as an independent director of International Business Machines Corp. from 1995 until 2010, and served as a director of The Coca-Cola Company from 1992 until 2010 Fredric N. Eshelman (65) Principal of Eshelman Ventures, LLC Principal at Eshelman Ventures, LLC, which is a fund that invests primarily in early-stage healthcare Served as Founding Chairman of Furiex Pharmaceuticals, Inc., a drug development company, from its founding in 2009 until the sale of the company to Forest Laboratories LLC in July 2014 for $1.5 billion. Founded Pharmaceutical Product Development (PPD), an international contract research organization, and served as the CEO of PPD until 1989 and from July 1990 until July 2009, Vice Chairman of its board of directors from July 1993 until July 2009, and Executive Chairman from July 2009 until its sale to private equity in 2011 for $3.9 billion. From 1989 until 1990, Dr. Eshelman was Senior Vice President of Development at Glaxo, Inc. and served on the board of the U.S. subsidiary of Glaxo Holdings plc. Currently serves as director on several private company boards. Served on the board of Princeton Pharma Holdings LLC from February 2008 until May 2010, when it was acquired by Valeant Pharmaceuticals International, Inc.

Pershing Square is Proposing a Slate of Qualified and Independent Nominees to Protect Shareholder Interests Steven J. Shulman (63) Managing Director of Shulman Ventures, Inc. Managing Director of Shulman Ventures Inc., a private equity firm, and has been a strategic advisor to Water Street Healthcare Partners, a health care private equity firm, since 2008 Served as Chairman of Health Management Associates Inc. from 2013 until January 2014, and served as Chairman and CEO of Magellan Health Services, Inc. from 2003 until 2009 Founded and was Chairman and CEO at Internet Healthcare Group, LLC, a health care services and technology venture fund, from 1999 until 2003, and served as the Chairman, President and CEO of Prudential Healthcare, Inc. from 1997-1999 Has served as Chairman of CareCentrix, Inc. since 2008, Access MediQuip, LLC since 2009, and Accretive Health, Inc. since 2014, and has served on numerous privately held company boards David A. Wilson (73) Former President and CEO of the Graduate Management Admission Council Former President and CEO of the Graduate Management Admission Council, a not-for-profit association dedicated to creating access to graduate management and professional education, a position he held from 1995 until December 2013 Has served as a Director for CoreSite Realty Corporation since 2010 and Barnes & Noble, Inc. since 2010. Served as a Director for Terra Industries, Inc. from 2009 until 2010 and Laureate Education, Inc. from 2002 until 2007. Worked in various capacities for Ernst & Young LLP from 1978 until 1994. Also held faculty positions at Queen’s University from 1968 until 1970, the University of Illinois at Urbana Champaign from 1970 until 1972, the University of Texas from 1972 until 1978, and Harvard University’s Graduate School of Business from 1976 until 1977 John J. Zillmer (58) Former President, CEO and Director of Univar, Inc. Former Executive Chairman of Univar, Inc., a position he held from May 2012 until December 2012. Served as Director, President and CEO of Univar, Inc. from 2009 to May 2012. Served as Chairman and CEO of Allied Waste Industries, Inc. from 2005 until 2008, at which time Allied Waste Industries, Inc. merged with Republic Services, Inc. Served as Executive VP of ARAMARK Corporation from 2000 until 2004 Has served as a Director of Veritiv Corporation since June 2014, Reynolds American Inc. since 2007 and Ecolab Inc. since 2006. Has also served as Director of Liberty Capital Partners, Investment Arm, a private equity and venture capital firm specializing in startups, early stage, growth equity, buyouts, and acquisitions, since June 2004

In addition to providing a forum to vote on the proposed transaction, the special meeting will allow shareholders the opportunity to fix Allergan’s egregious special meeting bylaws If Allergan’s special meeting bylaws are allowed to stand, they will be widely promoted by “defense” firms and risk being widely adopted in Corporate America

II. The Current Offer Justifies Board Engagement and Meets Investors’ “Asking Price”

History of the Transaction On April 22nd, Valeant announces initial offer to acquire Allergan for 0.83 Valeant shares and $48.30 per share in cash On May 12th, Allergan rejects initial Valeant offer On May 27th, Allergan publishes presentation attacking Valeant’s business model and management team Allergan publishes subsequent presentations on June 10th and July 14th On May 28th, Valeant raises cash component of offer to $58.30 per share plus a contingent value right for DARPin On May 30th, in response to investor feedback, Valeant raises cash component of the offer to $72.00 per share and commits to not raise offer again without substantial engagement from Allergan Valued at Valeant’s current share price, the current offer implies a ~50%+ premium to Allergan’s unaffected trading price and 23x+ EBITDA multiple On June 23rd, Allergan’s unanimously rejects Valeant’s revised bid and describes the bid as “grossly inadequate” Pershing Square is Allergan’s largest investor with 9.7% ownership

The Offer is Compelling Even When Valued at Valeant's Current Share Price: The "Look-Through" Value of the Deal

Pharmaceutical M&A transactions over $15 billion in last 10 years (ranked by upfront premium paid)

Acquiror	Target	Date Announced	Transaction Value ($ in billions) Upfront	Transaction Value ($ in billions) Total[1]	Form of Consideration	Premium to Unaffected Price Upfront	Premium to Unaffected Price Total[1]	Implied EV / LTM Revenue[2] Upfront	Implied EV / LTM Revenue[2] Total[1]	Implied EV / LTM EBITDA[2] Upfront	Implied EV / LTM EBITDA[2] Total[1]
AstraZeneca	MedImmune	4/23/07	$16		Cash	54%[3]		11.3x		NM	
VALEANT	ALLERGAN	4/21/14	$53 + CVR		Cash / Stock	48% + CVR[4]		7.9x + CVR		22.8x + CVR	
sanofi aventis	genzyme	2/16/11	$20	$24	Cash	48%	76%[5]	4.8x	5.8x	17.9x	21.4x
abbvie	Shire	6/20/14	$56[6]		Cash & Stock	42%		10.9x		25.9x	
MERCK	Schering-Plough	3/9/09	$41		Cash & Stock	34%		2.5x		10.3x	
Bayer HealthCare	SCHERING	3/23/06	$20[7]		Cash	33%[8]		2.9x		12.2x	
Pfizer	Wyeth	1/25/09	$68		Cash & Stock	29%[9]		2.8x		8.2x	
Actavis	Forest Laboratories, Inc.	2/18/14	$25		Cash & Stock	27%		6.5x[10]		34.3x[10]	
Mean			$35	$36		38%	42%	6.0x	6.1x	18.1x	18.7x
Median			$25	$25		34%	34%	4.8x	5.8x	15.0x	16.8x

Source: Company filings and FactSet as of 7/14/14.
Note: Mean and median values do not include proposed Allergan / Valeant transaction. Roche / Genetech and Novartis / Alcon transactions excluded because they were multi-stage acquisitions.
(1) Total includes upfront and contingent payments at face value.
(2) Implied EV based on total transaction value including contingent payments.
(3) AstraZeneca / Medimmune unaffected date of 4/12/07.
(4) Valeant / Allergan unaffected date of 4/10/14.
(5) Sanofi-Aventis / Genzyme unaffected date of 7/1/10.
(6) Based on most recent offer on 7/14/14.
(7) Schering financials converted using 3/23/06 exchange rate of 1.198 USD / EUR.
(8) Bayer / Schering unaffected date of 3/13/06.
(9) Pfizer / Wyeth unaffected date of 1/22/09.
(10) Forest Laboratories LTM revenue and EBITDA pro forma for Aptalis acquisition.

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Proper Way to Value the Proposed Transaction Valued on an unaffected basis, this transaction is a merger between a $42 billion equity market cap company, Valeant, and a $35 billion company, Allergan1 Allergan shareholders will own 44% of the combined company In such a stock transaction, one cannot value the offer using the current market value of the acquirer’s common stock Investors must use the projected value of the combined entity, considering any cost and revenue synergies, strategic benefits of the transaction, and likely changes to the multiple investors assign to the earnings of the combined company in their valuation Compare this transaction to one where target company shareholders will own a minimal amount of the combined company In that case, this logic does not apply, and investors could use the current market value of the acquirer’s stock to value the offer (1) Reflects Allergan’s market capitalization as of April 10, 2014, the day before Pershing Square began its rapid accumulation program, and Valeant’s market capitalization as of April 21, 2014, the day before Valeant announced its bid to acquire Allergan.

We Believe Valeant’s Current Stock Price Does Not Reflect the Full Value of the Offer We believe Valeant’s current stock price does not reflect the anticipated value of the combined entity, including synergies, and therefore serves as a poor measure to evaluate the offer Valeant management believes the transaction delivers immediate accretion of ~25% to Valeant’s 2014 EPS on a pro forma basis(1) We believe transaction uncertainty created by Allergan’s obstructionism has kept Valeant’s stock price from reflecting the transaction’s benefits We believe merger arbitrage activity has affected Valeant’s stock price Short interest is 4x the average level prior to deal announcement Arbitrage investors require compensation for uncertainty and time value of money (1) Based on EPS of $8.55-$8.80 standalone and $10.69-$11.00 pro forma (Valeant management estimates – May 28, 2014 and June 2, 2014, respectively).

Using the Fair Value of the Combined Company Implies a Considerably Higher Offer Value

- We believe Allergan's board has erred in using Valeant's current stock price to value the transaction
- We believe a valuation that takes into account the fair value of the combined company, of which Allergan investors will own ~44%, is the proper methodology for valuing the offer

Equity Consideration Calculation

Valeant Stock Price	X	Exchange Ratio	=	Per Share Equity Consideration	+	Per Share Cash Consideration	=	Total
$182	X	0.83	=	$151	+	$72	=	$223

$10.85 x 16.8 p/e = $182 per share

Pro-Forma 2014 EPS = $10.85[1]

Blended Unaffected 2014 P/E Multiple = 16.8x[2]

[1]Source = Management estimate, Valeant June 2nd presentation

[2]Source = Management estimate, Valeant May 28th presentation

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Independent Investment Research Validates Pershing Square’s Valuation Methodology [Graphic Appears Here]

Independent Investment Research Validates Pershing Square’s Valuation Methodology (Cont.) Louise Chen, Guggenheim; “Pershing Square and VRX Getting More Aggressive on Consummating AGN Deal”, June 2, 2014: “We also think it is compelling that AGN shareholders can get the $180 deal they wanted now (without assuming an increase in VRX’s stock price) and this excludes the DARPin CVR as well as any potential upside from an increase in VRX’s stock price driven by certainty of a deal. We estimate AGN shares could be worth as much as $225 if the Street appropriately values the combined entity, and it would be hard for AGN to trump this with other potential options, in our view.”

We Believe the Current Offer Meets Investors’ “Asking Price” J. P. Morgan’s May 16th – May 20th survey suggests investors are seeking a $160 to $200 per share acquisition price: Following Allergan’s May 12th revised long-term plan announcement, J.P. Morgan conducted a survey of 123 Allergan investors ~77% of those surveyed believe an offer of $160-$200 per share will be sufficient Based on the surveyed investors’ expected value of the combined company, Valeant’s current offer is worth $188-$221 Combined Company Implied Offer Value Stock Price Investor View of $140 $188 Value -J.P. Morgan Survey (1) $180 $221 (1)60% of survey respondents believe the combined company would be worth $140 to $180 per share

Even More Compelling Deal When Valued at the Fair Value of the Combined Company: The "Fair Value" of the deal

Pharmaceutical M&A transactions over $15 billion in last 10 years (ranked by upfront premium paid)

Acquiror	Target	Date Announced	Transaction Value ($ in billions) Upfront	Transaction Value ($ in billions) Total[1]	Form of Consideration	Premium to Unaffected Price Upfront	Premium to Unaffected Price Total[1]	Implied EV / LTM Revenue[2] Upfront	Implied EV / LTM Revenue[2] Total[1]	Implied EV / LTM EBITDA[2] Upfront	Implied EV / LTM EBITDA[2] Total[1]
Valeant	Allergan	4/21/14	$70 + CVR		Cash / Stock	91%	+ CVR[3]	10.6x	+ CVR	30.3x	+ CVR
AstraZeneca	MedImmune	4/23/07	$16		Cash	54%[4]		11.3x		NM	
sanofi aventis	genzyme	2/16/11	$20	$24	Cash	48%	76%[5]	4.8x	5.8x	17.9x	21.4x
abbvie	Shire	6/20/14	$56[6]		Cash & Stock	42%		10.9x		25.9x	
Merck	Schering-Plough	3/9/09	$41		Cash & Stock	34%		2.5x		10.3x	
Bayer HealthCare	Schering	3/23/06	$20[7]		Cash	33%[8]		2.9x		12.2x	
Pfizer	Wyeth	1/25/09	$68		Cash & Stock	29%[9]		2.8x		8.2x	
Actavis	Forest Laboratories, Inc.	2/18/14	$25		Cash & Stock	27%		6.5x[10]		34.3x[10]	
Mean			$35	$36		38%	42%	6.0x	6.1x	18.1x	18.7x
Median			$25	$25		34%	34%	4.8x	5.8x	15.0x	16.8x

Source: Company filings and FactSet as of 7/14/14.
Note: Mean and median values do not include proposed Allergan / Valeant transaction. Roche / Genetech and Novartis / Alcon transactions excluded because they were multi-stage acquisitions.
(1) Total includes upfront and contingent payments at face value.
(2) Implied EV based on total transaction value including contingent payments.
(3) Valeant / Allergan unaffected date of 4/10/14.
(4) AstraZeneca / MedImmune unaffected date of 4/12/07.
(5) Sanofi-Aventis / Genzyme unaffected date of 7/1/10.
(6) Based on most recent offer on 7/14/14.
(7) Schering financials converted using 3/23/06 exchange rate of 1.198 USD / EUR.
(8) Bayer / Schering unaffected date of 3/13/06.
(9) Pfizer / Wyeth unaffected date of 1/22/09.
(10) Forest Laboratories LTM revenue and EBITDA pro forma for Aptalis acquisition.

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Even Adjusted For Peer Movements, the Offer is a Large Premium Peer movements since the unaffected date imply a 33% to 72% premium over a standalone Allergan today Look-Through Price as Fair Value as Implied AGN a % premium to a % premium to Dow Jones 04/10/2014 07/14/2014 % Change share price (1) implied price implied price S&P 500 1,833.1 1,977.1 7.9% $ 125.79 37.1% 77.3% S&P 1500 Pharma 523.0 564.7 8.0% $ 125.93 37.0% 77.1% Dow Jones 16,170.2 17,055.4 5.5% $ 123.01 40.2% 81.3% Allergan Proxy Peers (2) 100.0 111.4 11.4% $ 129.92 32.8% 71.6% Source: FactSet. (1) Implied Allergan share price based on relative change in index price from unaffected price of $116.63 on April 10, 2014. (2) Per Allergan proxy statement dated March 26, 2014 (Abbott Laboratories, Amgen, Biogen Idec, Bristol-Myers Squibb, Celgene, Eli Lilly, Endo Health Solutions, Gilead Sciences, Johnson & Johnson, St. Jude Medical, Stryker Corporation, and Valeant Pharmaceuticals). Excludes Forest Laboratories due to acquisition by Actavis on July 1, 2014.

The Offer Represents a Large Premium to Analysts’ Pre-bid 12-Month Price Targets The offer is a 28% to 65% premium to analysts’ 12-month price targets prior to Valeant’s initial public offer Prior to 4/21/2014 Broker 12-Month Target Price Bank of America (1) 41683 $132.00$132 30.7% Barclays 03/07/14 $130.00$130 32.7% BMO Capital Markets 04/11/14 140.00 $140 23.2% Buckingham Research Group 04/17/14 124.00$124 39.1% Cowen and Company 04/14/14 145.00 $145 19.0% Credit Suisse 02/11/14 140.00 $140 23.2% Goldman Sachs (1) 01/17/14 125.00$125 38.0% Guggenheim Securities LLC 04/02/14 135.00$135 27.8% JPMorgan 02/11/14 130.00$130 32.7% Piper Jaffray 02/05/14 $10909.00 58.3% RBC Capital Markets 03/31/14 135.00$135 27.8% Sanford C. Bernstein & Co 04/14/14 135.00$135 27.8% Sterne, Agee & Leach 04/16/14 142.00 $142 21.5% Stifel 04/14/14 125.00$125 38.0% SunTrust Robinson Humphrey 02/12/14 150.00 $150 15.0% Susquehanna Financial Group 04/14/14 145.00 $145 19.0% UBS 01/15/14 138.00 $138 25.0% William Blair & Co 04/15/14 130.00$130 32.7% Median Look-Through Price Fair Value 12 mo. $172.50 offer as a % $223 offer as a % Price Target premium premium Median $135.00 27.8% 65.2% Source: Bloomberg, FactSet. Note: $172.50/share offer based on closing prices as of July 14, 2014. (1) Currently advising Allergan on the Valeant proposal.

How Some Large Shareholders Are Thinking About The Transaction Valeant’s revised proposal offers substantial value to AGN shareholders and is highly superior to AGN’s standalone value What Valeant’s proposal offers: $72 of cash per share $9.01 of Valeant 2014 earnings per AGN share(1) + DARPin CVR Or, if $72 of cash is reinvested in additional VRX shares at $121/share: $15.46 of Valeant 2014 earnings per AGN share(2) + DARPin CVR What standalone AGN offers: $0 cash 2014 EPS Guidance = $5.69 272% increase in earnings per AGN share (1) $9.01= 0.83 x 10.85 2014 Pro Forma VRX EPS (2) $15.46 = 1.425 x 10.85 2014 Pro Forma VRX EPS

We Believe Valeant Offers More Value in One Year than Standalone Allergan is Projected to Offer in Five Years

The Valeant proposal offers ~$15.50 of EPS in 2014. Allergan offers ~$14 of EPS in 2019

What Valeant's proposal offers:

If $72 of cash is reinvested in additional VRX shares at $121/share:

- 2014 $15.46 earnings per AGN share[(1)]
- + DARPin CVR

What standalone AGN offers:

- 2019 EPS Guidance = ~$14
- $0 cash

[(1)] $15.46 = 1.425 x 10.85 2014 Pro Forma VRX EPS

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III. The Valeant Offer Satisfies the Prevailing M&A Proxy Fight Analytical Framework

Adequacy of the Offer Scorecard: Look-Through Price

	Descriptions	Score
Transaction premium	■ 48% premium to Allergan's unaffected closing share price of $116.63 on April 10, 2014 (see page 72 for unaffected price chart), the final trading day before Pershing Square started to rapidly accumulate shares	↑
Transaction multiple	■ 7.9x EV/LTM Revenue ■ 22.8x EV/LTM EBITDA ■ 43.0x LTM P/E	↑
Unaffected standalone price	■ Offer represents ~33% - 40% premium over Allergan's standalone price today	↑
Analyst price targets	■ Valeant/Pershing Square's cash and stock offer is a 28% premium to the median Allergan equity research analyst price target prior to Valeant/Pershing Square's initial public offer(1)	↑
Deal spread	■ Currently trading 3.2% below the offer(2)	↑
Long-term investor feedback	■ Fundamental investors reportedly seeking $180 take-out price	↑

Source: Company SEC filings, Bloomberg, FactSet.
(1) Based on analyst price targets prior to April 21, 2014.
(2) Based on closing price of $167.02 as of July 14, 2014 close.

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Adequacy of the Offer Scorecard: Fair Value

	Descriptions	Score
Transaction premium	■ 91% premium to Allergan's unaffected closing share price of $116.63 on April 10, 2014 (see page 72 for unaffected price chart), the final trading day before Pershing Square started to rapidly accumulate shares	↑
Transaction multiple	■ 10.6x EV/LTM Revenue ■ 30.3x EV/LTM EBITDA ■ 56.3x LTM P/E	↑
Unaffected standalone price	■ Offer represents ~72% - 81% premium over Allergan's standalone price today	↑
Analyst price targets	■ Valeant/Pershing Square's cash and stock offer is a 65% premium to the median Allergan equity research analyst price target prior to Valeant/Pershing Square's initial public offer(1)	↑
Deal spread	■ Currently trading 25.1% below the offer(2)	↑
Long-term investor feedback	■ Fundamental investors reportedly seeking $180 take-out price	↑

Source: Company SEC filings, Bloomberg, FactSet.
(1) Based on analyst price targets prior to April 21, 2014.
(2) Based on closing price of $167.02 as of July 14, 2014 close.

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The Valeant Offer is Certain and Adequate Certainty of the ? Partnership with Pershing Square and action to date indicate Valeant is a offer serious buyer ? No financing contingency; Tender offer launched; Initiated HSR review ? Investors and research analysts endorse Valeant’s operating model and the strategic merits of the deal Adequacy of the ? Offer is compelling by transaction multiples and premiums offer ? The offer represents an attractive premium to the “unaffected” standalone price today absent Valeant’s offer, as well as to the 12- month analyst price targets before the initial bid ? Offer meets the “asking-price” of long-term investors ? Downside risk is significant Appropriateness ? To date, the Allergan board has not responded properly by refusing to of the board’s engage with Valeant to perform due diligence on the transaction response proposal and by attempting to thwart Pershing Square’s special meeting process to determine the will of shareholders

IV. Investors and Research Analysts Are Confident in Valeant’s Operating Model and the Strategic Combination

Substantial Overlap of Ownership The large percentage of Allergan shareholders that also own Valeant stock indicates their confidence in Valeant’s currency Alex Arfaei, BMO; “New Offer in Line With Our Expectations; Good Sale of Assets, Impressive Presentation”, May 28, 2014: “We believe this deal will eventually go to AGN shareholders, who are interested in maximizing value. Given the reported over 50% overlap in VRX/AGN shareholders, we believe that most AGN shareholders are familiar enough with Valeant’s business model to invest in the combined entity.”

Research Analysts’ Recommendations Suggest that Valeant’s Stock is Undervalued Median analyst price target of $168 per share is a 39% premium to Valeant’s current share price Broker Price Target Rec. Aegis Capital Corp. Buy BMO Capital Markets Outperform Canaccord Genuity Corp Buy Cantor Fitzgerald Buy CIBC World Markets Sector Outperform CRT Capital Group Buy FBR Capital Markets Outperform Guggenheim Securities LLC Buy Jefferies Buy JPMorgan Overweight Morningstar, Inc Buy Paradigm Capital Inc Buy Piper Jaffray Neutral Stifel Buy Susquehanna Financial Group Positive TD Securities Buy Source: Bloomberg. Note: Most recent recommendations and Source: Bloomberg. Note: Most recent recommendations and

Research Analysts Are Confident in Valeant’s Operating Model and the Strategic Combination William Tanner, FBR; “Allergan Bid Upped Again, and Pershing Square Goes All In for Stock—Looks Like a Best and Final Offer to Us”, June 2, 2014: “The CEO’s extensive management consulting experience may provide unique insight into how to best avoid mistakes made by larger companies in the industry. For the last several years, since the merger with Biovail, Valeant has executed on an ambitious business development strategy that is unique among peers.” Lennox Gibbs, TD Securities; “Increased Clarity and a New Bid”, May 29, 2014: “We believe that Valeant is in a strong position, both with respect to its base business and relative to the strategic growth opportunity that exists across the Pharmaceutical industry”

Research Analysts Are Confident in Valeant’s Operating Model and the Strategic Combination (Cont.) Stephanie Price, CIBC; “Growth on Steroids: Initiating Coverage at Sector Outperformer”, May 20, 2014: “Valeant has a strong track record of creating value by acquiring firms with solid product portfolios and investing only in late-stage/low-risk R&D. Management has proven that M&A can lead to better returns than early-stage R&D given Valeant’s ability to strip out costs.” Irina Rivkind Koffler, Cantor Fitzgerald; “We Like Standalone Business, with AGN Upside; Maintain BUY, Increase PT to $209”, June 2, 2014: “We don’t think that Valeant promotionally starves its brands, but rather makes selective investments in highest value programs like Luzu and local DTC…the roll-up strategy is difficult, and Valeant’s execution know-how and experience is an intangible asset that will continue to drive value, in our view.” Raghuram Selvaraju, Aegis Capital; “Valeant Ups the Ante in Allergan Acquisition Bid”, May 28, 2014: “Whether the acquisition happens or not, however, we believe that the Valeant business model remains valid and we do not believe that Allergan management’s allegations regarding Valeant’s strategy are valid.”

Research Analysts Are Confident in Valeant’s Operating Model and the Strategic Combination (Cont.) Vamil Divan, MD, Credit Suisse; “VRX Takeout Could Complete a Rapid AGN Turnaround”, April 21, 2014: “We see the opportunity for significant cost synergies with this deal given the overlap in the VRX and AGN businesses and the possibility of tax savings given VRX’s mid-single digit corporate tax rate.” “Media-reported cost savings target of ~$2.5 bn would represent ~68% of AGN’s combined 2014 SG&A and R&D expenses but we believe this could be achieved given the significant overlap in the two companies cosmetic and ophthalmology businesses and VRX’s strong track record in achieving synergies from previous acquisitions. Simply removing this level of expenses from our AGN model by 2016 would suggest a DCF valuation for AGN of over $230/share, with additional upside possible when tax synergies are factored in.” Chris Schott, J. P. Morgan; “Buyside Survey Results Suggest Broad Expectation of a VRX-AGN Transaction”, May 23, 2014: “75% believe Valeant’s $2.7 Bn synergy target for a potential AGN acquisition is realistic.”

Pershing Square Performed Independent Due Diligence on Valeant Pershing Square presented a comprehensive white paper on April 22nd, 2014, titled “The Outsider,” disclosing its findings about Valeant’s business model and accounting practices, as well as the strategic and financial merits of this combination Pershing Square has committed to take all stock in the transaction at an exchange ratio inferior to the offer available to other Allergan shareholders, representing ~$600mm of immediate value contribution to other shareholders in the transaction(1) Pershing’s all stock election increased cash available to other shareholders by ~$2bn (1) ~600mm is measured as of May 30, 2014.

V. Risks in Allergan’s Business Model

Risks in Allergan’s Business Model Not diversified Highly exposed to patent expirations Large price increases have significantly contributed to growth Black box R&D model

Highly Concentrated Portfolio Allergan’s top four drugs contribute 64% of total revenue Other Botox Products 32% 36% Alphagan Franchise Lumigan 7% Franchise 9% Source: Sales for top drugs per Valeant management estimates. Total AGN sales per consensus estimates as of June 19, 2014. 56

High Exposure to Patent Cliffs Allergan is currently benefiting from a window of patent exclusivity, but by 2027 Allergan will lose exclusivity on products comprising ~37% of current revenue Products maintaining exclusivity or durability (currently marketed products only, shown as a % of 2014E revenue) Source: Allergan management commentary, Wall Street research, Pershing Square estimates. Total 2014E sales are as per Wall Street consensus estimates. Note: Assumes 100% of revenue lost in year of patent expiration. Uses year of patent expiration in the U.S. as a proxy for global patent expirations, except for Ganfort which uses the year of patent expiration in the EU since the drug is not marketed in the U.S. Assumptions for year of patent expiry by drug are Restasis 2024, Alphagan 2022, Lumigan 2027, Aczone 2016, Ganfort 2022, Ozurdex 2024, Latisse 2024, Lastacaft 2029. Patent data per-Allergan 10-K and FDA orange book.

Generics Manufacturers May Challenge Existing Patents Risk of successful patent challenges greatest for “Life Extension” patents Allergan recently received negative news on Latisse, which employs the same active ingredient used in another AGN product, Lumigan Allergan loses Latisse patent fight, jeopardizing up to $200M in sales “The U.S. Court of Appeals for the Federal Circuit in Washington has deemed a pair of Latisse patents invalid, paving the way for Novartis’ Sandoz unit and the generics maker Apotex to sell their copies. The patents on Latisse—a variation of Allergan’s Lumigan, used to treat glaucoma—cover ways to apply the drug to promote eyelash growth. But that growth is a ‘known potential side effect’ of glaucoma treatments, the court ruled, rendering Allergan’s patent claims obvious.”—Fierce Pharma; June 11, 2014

Patent Cliffs + Concentration = High Risk In 2013, Allergan’s stock fell by 19% within one week, in large part due to increased risk of loss of exclusivity for Restasis, one of Allergan’s largest products Source: Bloomberg.

Pricing has Driven Growth Allergan has relied on large price increases to drive revenue growth, both historically and in 2014 7-9% Price 10%+ Price 100%+ Price Increases in 2014 Increases in 2014 Increases in 2014 Acuvail Alphagan Pred-G Elestat Combigan Pred Miled Lastacraft Lumigan FML Forte Betagan Restasis Bleph-10 Zymaxid Aczone Tazorac Avage Azalex Source: Wolters Kluwer: Medi-Span Price Rx and Valeant management estimates.

Valeant has a Lower Risk Product Portfolio Valeant’s portfolio is both more durable and more diversified Durability Product Concentration 85% 60% 64% 18% Allergan Durable Valeant Durable Allergan Top 4 Valeant Top 10 % of Portfolio % of Portfolio Products Products Source: Valeant management estimates.

We Believe a Combination with Valeant Reduces Portfolio Risk The combined drug portfolio is expected to be more durable and more diversified Durability Product Concentration: Top 4 Drugs % of Total Sales Standalone PF Allergan + Standalone PF Allergan + Allergan Valeant Allergan Valeant Source: Valeant management estimates.

Allergan’s Black Box R&D Model No project-level expense guidance No guidance on expected returns from R&D investment Limited visibility of R&D creates uncertainty History of losses outside of low-risk projects Compensation program promotes R&D spending without providing accountability for return on investment

Limited Project Level R&D Guidance Despite a major forecasted increase in R&D spending, Allergan has not provided guidance on major areas of increased expenditure and the expected return on investment David Pyott, Allergan Chairman and CEO; Q2 2013 Earnings Call: “Also, as a quick reminder, I have explained on several occasions that in the coming five or so years, there will be a major step-up in R&D from roughly $1 billion-plus this year to roughly $1.5 billion some five years from now.” Seamus Fernandez, Leerink Swann; May 12, 2014 Special Call: “And then as a second question, just wondering if — one of the criticisms that we’ve heard of Allergan, at least as it relates to pipeline and the revelation of Phase II data, just wondering if there will be more disclosure around that going forward, or are we going to stick to sort of the same process of disclosure you simply — primarily providing information for Phase III products at medical meetings?”

Limited Project Level R&D Guidance While the sales potential from Allergan’s R&D pipeline remains opaque, peers such as Astra Zeneca give more detailed disclosure: Source: Astra Zeneca May 2014 investor presentation.

Limited Visibility of R&D Creates Uncertainty Lack of visibility and risk inherent in an early-stage R&D model creates uncertainty for Allergan investors Shibani Malhotra, RBC Capital Markets; Q1 2013 Earnings Call: “Given you had to set back both these expectations of products [Latisse for Scalp and DARPin] since you talked about last year at your R&D day. How should we think about your commitment to this growth and are you going to have to look elsewhere to drive this? Or are you still confident that you can grow Allergan organically from a revenue and earnings standpoint?”

Limited Visibility of R&D Creates Uncertainty—DARPin Allergan’s experience with DARPin demonstrates lack of visibility and risk inherent in an early stage R&D model Jami Rubin, Goldman Sachs; Q1 2013 Earnings Call: “Scott, I don’t mean to beat a dead horse, but if you could just provide us a little bit more color on what the magnitude of the benefit you saw over LUCENTIS. You said you did see that in some patients, maybe not in others. And what gives you confidence that the program will be delayed one to two years versus just a complete bust?” Marc Goodman, UBS; Q1 2013 Earnings Call: “But if that’s the case, I guess I’m a little curious, why were you so bullish on this product four months ago, five months ago? It made it seem like you had enough data to be very bullish on the product and now you’re kind of saying, ‘Well, maybe, we didn’t have enough information?’” AGN shares fell 13% the day of Allergan’s Q1 2013 earnings call

History of Losses Outside of Low-Risk Projects Source: Valeant April 2014 investor presentation.

History of Losses Outside of Low-Risk Projects Source: Valeant April 2014 investor presentation.

Incentives Matter Poorly Designed R&D Reinvestment Compensation Target Allergan Management Annual Bonus Targets (March 26, 2014 Proxy) David Pyott is eligible to receive a bonus up to 25% of his base salary if the company exceeds its annual R&D spending target The R&D target rewards Allergan executives for R&D spending irrespective of the returns on that investment By contrast, at Merck, management is compensated for achieving pipeline ROI and NPV goals David Pyott, Allergan Chairman and CEO; Q3 2009 Earnings Call: “Of course, R&D is not about the expenditure but it is about results.”

Allergan’s June 30th Pipeline Update Highlighted Flawed R&D Strategy And Misunderstanding of Evolving Markets Despite spending $1.3 billion on product acquisitions and $2.8 billion on R&D over the last three years, it remains unclear whether Allergan has any late stage programs capable of moving the needle Anti-VEGF DARPin Efficacy data, to date, lack sufficient clinical differentiation vs. incumbents Significant safety concerns persist and may ultimately preclude adoption Two entrenched market leaders with same the mechanism-of-action (anti-VEGF) limit market penetration if approved Broad use of Avastin a major threat to marginally differentiated, late entrants Anti-PDGF, gene therapy and combination products in others’ pipelines competing for increasingly crowded AMD market Semprana/Levadex Overpaid for an asset that lacks clinical differentiation Approval delays eroding opportunity as generics and new branded products enter market Development of highly effective prophylactics (GCRP mAbs) may shrink opportunity Ozuredex Narrow label limits use to select patient sub-populations Potential new competitor, Iluvien, as early as year-end 2014 Bimatoprost Sustained-Release Use will be limited to patients who prefer injection in eyeball to daily drops Outstanding pricing question: similar to generics or branded agents?

The Crowded Competitive Landscape Raises Significant Questions About DARPin's Market Potential That Are Amplified By Program Delays And Marginal Phase 2 Data

Marketed anti-VEGF Ab for wet AMD

Product	Company	Efficacy: Loss of <15 letters in VA at 52 weeks	Efficacy: Gain of >15 letters in VA at 52 weeks	Efficacy: Mean change in VA from baseline at 52 weeks	Dosing regimen	Safety profile
Lucentis[1]	Roche/ Novartis	91%	31%	+6.3 letters	Once a month	Arteriothrombotic: 4.7% Death: 1.4%
Eylea[2]	Regeneron/ Bayer/ Santen	95%	31%	+8.9 letters (vs +9.4 letters w/ Lucentis)	Once a month for first 3 months, then every 2 months thereafter	Arteriothrombotic: 3.3% (vs 3.2% for Lucentis in head-to-head)
Avastin*[3]	Roche	94%	31%	+8.0 letters (vs +8.5 letters w/ Lucentis)	Once a month and PRN	Arteriothrombotic: 2.1% (vs 2.3% for Lucentis in head-to-head) Death: 1.4% (vs 1.3% for Lucentis in head-to-head)

*Avastin usage for wet AMD is off-label

Key pipeline product candidates for wet AMD

Product	Company	Developmental Status	MOA	Combo With VEGF?	Efficacy	Dosing regimen	Safety profile
AGN 150998 (Anti-VEGF DARPin)	Allergan/ Molecular Partners	Phase 2b	Pan anti-VEGF DARPin	No	2.0mg dose: +8.2 letters at 16 weeks 1.0mg dose: +6.3 letters at 16 weeks (vs +5.3 letters w/ Lucentis)	Doses at the start of trial and after 4 and 8 weeks (vs additional doses after 12 and 16 weeks w/ Lucentis)	2.0 mg dose: Ocular Inflammation in 8% of patients 1.0 mg dose: Ocular inflammation in 13% of patients
Fovista	Novartis/ Ophthotech	Phase 3	Anti-PDGF aptamer	Yes	1.5mg Fovista/Lucentis: +10.6 letters at 24 weeks (vs +6.5 letters w/ Lucentis alone)	Currently investigating once a month regimen for first 12 months, followed by once every two months regimen for next 12 months	No imbalances in AEs or SAEs (ocular or systemic) and no difference in intraocular pressure between arms
ESBA-1008	Novartis/ Alcon	Phase 2	Pan-VEGF inhibitor	No	Phase 2 efficacy data expected in 4Q2014	Currently investigating 7 injections vs 8 injections w/ Eylea in Phase 2 study	Phase 1/2 trial showed that doses were well tolerated as assessed by the absence of adverse events within 7 days of injection
ALG-1001	Allegro Ophthalmics	Phase 1/2	Integrin inhibitor	No	+5 letters sustained for 3-4 months demonstrated in subset of 15 wAMD patients	Currently investigating regimen of three monthly injections in six-month dose-ranging study	No serious or significant adverse events reported in Phase 1 human safety study with DME patients
Ava-101	Avalanche	Phase 1/2	Anti-VEGF	No	Low dose: +8.7 letters after 52 weeks High dose: +6.3 letters after 52 weeks	Currently investigating safety and efficacy of a single injection in dose-escalating study	Phase 2a top-line data expected in mid 2015
DE-120	Santen	Phase 1/2	Dual VEGF/PDGF inhibitor	No	Phase 1/2 efficacy data expected in 2Q2014	Currently investigating in dose-escalating, sequential-cohort Phase 1/2 study	Phase 1/2 safety data expected in 2Q2014

Source: Company filings, Clinical publications and Wall Street equity research.

(1) Data taken from Phase 3 ANCHOR study involving Q4W Lucentis

(2) Data taken from Phase 3 VIEW-2 study comparing Q4W Eylea with Q4W Lucentis

(3) Data taken from 2011 CATT study that was conducted by the NEI comparing Q4W Avastin with Q4W Lucentis

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VI. Allergan’s History of Poor Cost Management, Poor Capital Allocation, and Shareholder Unfriendly Compensation Policies

Allergan’s Elevated SG&A Expense Allergan’s SG&A spending is well above other specialty and global pharmaceutical companies SG&A Expense as % of Total Revenue (2013) 45.0% 38.5% Over 800 bps above next highest peer 40.0% and over 1,200 bps above peer average 35.0% 30.4% 29.5% 30.0% 27.5% Avg. (ex-AGN) = 26.2% 26.5% 26.0% 25.0% 22.4% 21.4% 20.0% 15.0% 10.0% 5.0% 0.0% Allergan Shire UCB SA Pfizer Merck Merck Valeant Actavis KGaA Source: Company filings, Pershing Square estimates.

Analysts Recognize the Cost Opportunity but have Repeatedly Questioned Management’s Commitment to Solving the Problem Shibani Malhotra, RBC Capital Markets; Q4 2011 Earnings Call: “You’ve talked about bringing your SG&A down to 35% over the last couple of years. But [I] understand why you are spending as much as you did in terms of SG&A, but are you still thinking of taking the SG&A amount down to 35%? And what do you mean by medium-term and near-term because it’s been four years now you’ve been saying that. How should we be thinking about it?” Jami Rubin, Goldman Sachs; Q2 2013 Earnings Call: “But in your contingency plans, I would imagine that there will be a lot of room to restructure, given how high your SG&A ratio is. Can you talk about how variable your costs are and how realistic it would be to bring down those costs…?” Jami Rubin, Goldman Sachs; Q4 2013 Earnings Call: “And do you see a scenario where you could bring your SG&A ratio to the low 30s from, what 37%, 38%?”

Allergan Management has Admitted that SG&A is “Very High” but has not Made Meaningful Progress Solving the Problem David Pyott, Allergan Chairman and CEO; Q3 2010 Earnings Call: SG&A Ratio “Maybe a last comment on SG&A, we’ve said for some time now, we expect this to gradually trend down into 2010: 40% the mid-30s. As a company, we’ve historically been very high.” David Pyott, Allergan Chairman and CEO; Q4 2011 Earnings Call: “Well, clearly, we’ve stated over the years that gradually, the SG&A rates will come down into the 2011: 40% mid-30s.” David Pyott, Allergan Chairman and CEO; Q4 2013 Earnings Call: “Going back to SG&A leverage, we’ve always stated that our target in the midterm is the mid-30s, so I’d reiterate that. And clearly, this is not by cutting. It just 2013: 39% means the rate of increase for SG&A is lower than the rate of sales growth.” Source: Company filings.

Allergan Management has Admitted that SG&A is “Very High” but has not Made Meaningful Progress Solving the Problem (Cont.) David Buck, Buckingham; Question on Q3 2010 Earnings Call: “And one more big-picture question, I guess, for David. You talked a little bit about going to SG&A levels of sort of 35% over time, anything structurally that you’re planning for next year?” David Pyott, Allergan Chairman and CEO; Response on Q3 2010 Earnings Call: “I think this will be more a case of evolution versus revolution.” David Pyott, Allergan Chairman and CEO; Q2 2013 Earnings Call: “You’re quite right that we’ve had very high SG&A ratios relative to the rest of the industry… So the good news is that we have a lot more room for maneuver than most companies, and that will be helpful as we start doing that form of scenario planning.”

Allergan has a Poor Capital Allocation History Flawed capital allocation framework Questionable business development track record Excess cash balances

Analysts have Repeatedly Questioned Allergan’s Capital Allocation Strategy Frank Pinkerton, SunTrust Robinson; Q1 2011 Earnings Call: “Can management better serve investors by maybe being more aggressive with cash deployment and maybe even taking advantage of some of these lower rates near term?” Gregg Gilbert, BofA Merrill Lynch; Q1 2012 Earnings Call: “For David and for Jeff, what’s your philosophy on having a net cash position and whether you think that’s ideal?” Louise Chen, Guggenheim Securities; Q3 2012 Earnings Call: “My question is with respect to your capital allocation strategies. Wondering if you could provide an update now especially given your large cash balance and also your decision to potentially divest your obesity franchise.”

Flawed Capital Allocation Framework: M&A Allergan’s interest in acquisitions seems to be motivated by growth for growth’s sake rather than shareholder value creation Gregg Gilbert, Bank of America; Question on Q3 2013 Earnings Call: “I was wondering though if you and the board are open to deals that create economic value and add to franchise value even if they don’t meet that [10%] revenue growth threshold?” David Pyott, Allergan Chairman and CEO; Response on Q3 2013 Earnings Call: “Then your question on profile of potential companies, clearly, we’re looking to franchises that have growth potential because Allergan is a growth company.” David Pyott, Allergan Chairman and CEO; Q4 2013 Earnings Call: “…we would have no interest in buying, and I’ll exaggerate, a product or a company that were only growing 2% or 3%, because all we do would be diluting our already really strong internal performance.”

Flawed Capital Allocation Framework: Share Buybacks Capital return program is not designed to create shareholder value Allergan’s buyback program aims only to offset the dilution from stock based compensation – Valuation is not a consideration Did not buy back shares last year when the stock fell to the $80-$90 per share range and stayed in that range for several months David Pyott, Allergan Chairman and CEO; Q4 2013 Earnings Call: “Well, maybe ending with the easiest part. On share repurchase, over a long period of time, our goal has been to hold the share count roughly flat. We’ll go up and down at the margin quarter-to-quarter, so the treasury is on the other side, if you like of the dilution caused by employees appropriately exercising their stock options.”

Management has Highlighted M&A as a Primary Use of Cash in the Past David Pyott, Allergan Chairman and CEO; Q3 2012 Earnings Call: “And I think you as investors would prefer that we find good-return assets like that versus the very modest levels of return we can get by investing in the capital markets where, obviously, right now, the returns are very, very low indeed.” Jeff Edwards, Allergan CFO; Q1 2011 Earnings Call: “We have sufficient liquidity on our balance sheet that enables us to be proactive with respect to business development activities. Finding smaller opportunities that are very focused, you’ve noted, I’m sure, that we’ve been fairly active and aggressive in those areas. Finding that larger opportunity is a bit tougher and we’re very disciplined how we go about it.”

Allergan has Historically Not Been Able to Identify Attractive Acquisition Targets Between 2011 and 2013, Allergan generated $4.4bn of cash from operations but invested only $1.3bn of cash in acquisitions Ken Cacciatore, Cowen & Company; Q3 2013 Earnings Call: “It would seem obvious to many of us that you should be hoping or seeking to leverage your balance sheet more aggressively. But when we talked to investors, some argue that there aren’t actually many assets available in your therapeutic categories or in aesthetic and derm. So it’s an issue that you’d like to be more aggressive, but can’t find the assets?”

Allergan’s Acquisition Track Record is Questionable – Inamed Allergan sold nearly a third of the largest business it ever acquired for 3.3% of the aggregate purchase price In 2005, Allergan acquired Inamed Corporation for $3.3 billion At the time of the acquisition, the obesity intervention business or LAP- BAND franchise represented approximately 30% of total Inamed sales Post-acquisition, LAP-BAND was shown to be less effective than alternative therapies and insurers stopped covering it In 2013, Allergan sold its obesity intervention business for $110 million and recorded a $408 million pre-tax loss on the sale ~80% of the net book value(1) of the business was written off In addition, sales in Inamed’s largest division, Natrelle breast aesthetics, profoundly disappointed with sales falling ~36% below Wall Street analyst expectations by 2010(2) As the only major acquisition during David Pyott’s tenure, Inamed is not an encouraging example of management’s M&A acumen Source: Company filings, press releases. (1) Based on the book value as of 12/31/2012 related to the obesity intervention business unit. (2) 2010 actual sales compared to analysts revenue consensus on the same year sales as of three months after the acquisition in 2006.

Allergan’s Acquisition Track Record is Questionable – Sanctura Franchise Three years after Allergan acquired Sanctura, the company recorded an impairment charge equal to the entire $371 million purchase price In September 2007, Allergan acquired Esprit Pharma, whose only major product line was the Sanctura franchise, for $371 million in cash Allergan management stated that they expected peak-year revenue from Sanctura XR, a replacement for the original Sanctura formulation, of between $300 million and $400 million Generic manufacturers challenged Allergan’s patents on Sanctura XR in 2009, and filed applications to market generic equivalents In the third quarter of 2010, Allergan recorded an impairment charge related to the Sanctura franchise of $369.1 million, or 99.6% of the initial purchase price(1) In April of 2012, a Delaware judge ruled in favor of the generic manufacturers and declared Allergan’s Sanctura XR patents invalid Source: Company filings, press releases. (1) Allergan 2013 10-K.

Allergan’s Acquisition Track Record is Questionable – MAP Pharmaceuticals (Levadex) Forty-six days after Allergan spent $872 million to acquire Levadex, the FDA rejected Allergan’s second request to market the drug In January 2011, Allergan and MAP Pharmaceuticals (“MAP”) established a 50/50 partnership to develop Levadex The FDA rejected the companies’ first request to market Levadex in March 2012, citing concerns about manufacturing of the product’s inhaler On March 1st, 2013, Allergan acquired MAP for $872 million On April 16th, 2013, the FDA rejected Allergan’s second request to market Levadex, citing nearly identical concerns about the inhaler In order to improve the quality of the inhaler device, Allergan spent an additional $20 million to acquire Exemplar Pharma, maker of the inhaler On June 30th, 2014, Allergan reported that the FDA had rejected Levadex a third time While Levadex is likely to be approved at some point, Allergan has lost at least three years of peak-year market exclusivity, an estimated $1.5bn of sales(1), and has allowed a competing product to enter their product launch window (1) Based on Allergan management estimate of peak-year sales of $500 million.

Allergan’s Acquisition Track Record is Questionable – MAP Pharmaceuticals (Levadex) Allergan management took an inappropriate risk by buying MAP weeks before the Levadex FDA decision, despite working closely with MAP for years on the Levadex project Analysts were appropriately concerned about an adverse FDA outcome: Gregg Gilbert, BofA Merrill Lynch; Question on January 23, 2013 M&A Call: “And then David and Scott, I assume that Allergan is very confident in the provability of the product on taxpayers sooner but can you talk maybe more broadly how you — or specifically, how you protected shareholders of Allergan in the event of an undesired FDA outcome?” David Pyott, Allergan Chairman and CEO; Response on January 23, 2013 M&A Call: “I think on my side, if I look at the risk of delay beyond the PDUFA date, this is just normal with any program that exists whether it’s our internal program or an external. And of course, in this instance, we have been the partner of MAP from the very beginning. So our team and their team has worked hand in glove. So we’re very well informed.”

Allergan's Largest Acquisitions, Using ~$5 Billion of Capital, Have All Disappointed

The largest acquisitions of Pyott's tenure have all disappointed

	Date	Tx value	
LAP-BAND® SYSTEM	3/23/06	$3.3Bn	× 80% of net book value written off
Natrelle®	3/23/06	$3.3Bn	× Sales have fallen >30% short of expectations at the time of the acquisition
SANCTURA XR® (trospium chloride extended release capsules)	10/16/07	$371M	× 99.6% of purchase price written off as impairment charge
MAP PHARMACEUTICALS, INC. Semprana (Levadex)	3/1/13	$872M	× Three FDA CRLs and resulting multi-year delay has significantly impaired the value of the asset

*Lap-Band and Natrelle were acquired as part of the Inamed acquisition

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Allergan’s Poorly Designed Executive Compensation Program Based on ISS executive compensation analysis, only 13% of David Pyott’s total compensation in 2013 was tied to performance ISS recently cautioned that the CEO’s level of long-term incentive compensation was high relative to peers and was not conditioned on specific performance goals By contrast, 68% of Valeant CEO Michael Pearson’s total compensation in 2013 was performance-based incentive pay In 2013, David Pyott received total compensation of $14.1 million while delivering 1-year TSR of 21.3%, in a year in which the S&P 500 TSR was 32.4% The median total compensation received by CEO’s in Allergan’s proxy peer group was $14.5 million while delivering 1-year TSR of 65.8% By contrast, Michael Pearson received total compensation of $7.0 million while delivering 1-year TSR of 96.4%, nearly three times the TSR of the S&P 500 Source: 2014 ISS reports of Allergan and its peer group as defined by the company in its proxy statement dated March 26, 2014.

Allergan’s Poorly Designed Executive Compensation Program (Cont.) Time-Vested Stock Options Time-vested options comprise nearly all of senior management’s long- term equity compensation The options have no performance trigger The options are issued at the money, making them valuable even if Allergan’s share price growth is meager over the life of the option Inadequate TSR Trigger (on one-time grants) In 2012, CEO Pyott was granted 165,000 restricted stock units to “recognize over a decade of outstanding performance” To achieve maximum vesting, total shareholder return must be 9% over a five year period 9% is below the 10% minimum TSR Valeant must achieve for any of management’s restricted stock to vest

Allergan Management was Granted Options only Months before Revised Guidance was Announced Management’s 2014 options grant was struck at an Allergan share price of $124 in February 2014, three months before management chose to announce its revised guidance This implies one of the following: Management was under-reporting the profit potential of the business at the time of the options grant, or Management’s current estimate of Allergan’s long-term earnings is unrealistically high In February, David Pyott was granted 257,756 options worth a Black-Scholes value of $13 million1 These options are worth $22 million at Allergan’s current $167 share price1 (1) Option values calculated using a volatility of 27.5%.

Allergan Has Revised Its Long-Term Plan But Not Its Compensation Policy Notably, management has not tied long-term compensation to the new long-term financial plan Valeant is “all in” on aligning compensation with performance – we challenge Allergan to do the same Valeant Management Compensation Structure: Annual Cash Incentive Compensation Up to 200% of base salary possible if goals are achieved Long-Term Incentive Compensation 50% time-vested stock options 50% performance share units; three-year annualized Total Shareholder Return (TSR) vesting Source: Valeant 2014 proxy statement. Michael Pearson & Howard Schiller Annualized % of TSR (IRR) PSUs vesting <10% 0% 10% 100% 20% 200% 30% 300%

VII. We Believe There is Significant Downside to Allergan’s Standalone Stock Price

30% Downside to AGN Shares if they Revert to the Unaffected Share Price Allergan’s unaffected share price is $116.63, the closing price on April 10th, the day before Pershing Square began its rapid accumulation program $185 Allergan share price and volume from 2/25/2014 to 7/14/2014 35,000 Date Range ADTV $175 1/1/2014—4/10/2014 2.6mm 30,000 4/11/2014—4/21/2014 6.8mm $165 4/22/2014—7/14/2014 4.1mm (USD) 25,000 $155 Apr. 9-10: 20,000 shares) Price 30% downside $145 No Pershing (‘000 purchases to unaffected Share 15,000 $135 share price of Volume $116.63 10,000 $125 5,000 $115 $105 0 Shares, Options, and Forwards Purchased by Pershing Square Volume Share Price Note: Chart shows Allergan’s share price, volume, and the number of shares, delta-one options, and forwards purchased by Pershing Square from February 25, 2014, the day Pershing Square began its purchases, to July 14, 2014. Share price and volume data are as per Capital IQ.

Long-Term Investors have Sold at Prices Significantly Below the Current Offer

Almost all of Allergan’s top shareholders were sellers at some point in the last two years, when the stock was more than 30% below the look-through price

Current Change over Position change for the quarter ending

Rank Name Holdings % O/S last two years 3/31/14 12/31/13 9/30/13 6/30/13 3/31/13 12/31/12 9/30/12 6/30/12

1 Pershing Square Capital Management LP 28,878,538 9.7% 597,431 597,431 - - - - - - -

2 CapRe(Global Investors) 18,794,109 6.3% 4,047,109 1,321,576 (1,091,367) (655,700) 1,965,000 2,577,600 630,000 - (700,000)

3 The Vanguard Group, Inc. 14,976,461 5.0% 2,360,927 456,284 274,878 10,788 196,819 390,188 329,517 330,303 372,150

4 SSgA Funds Management, Inc. 12,155,824 4.1% 1,033,276 (420,340) 410,860 (99,386) (112,296) (456) 367,076 456,937 430,881

5 Nomura Securities Co., Ltd. (Private Banking) 11,969,171 4.0% 11,966,446 11,948,912 (73,421) 41,673 21,466 4,550 13,293 1,443 8,530

6 BlackRock Fund Advisors 11,325,917 3.8% 1,154,712 353,912 (1,027,850) (1,018,451) 743,981 706,062 (493,236) 1,123,770 766,524

7 Jennison Associates LLC 10,664,005 3.6% 214,076 (63,031) 1,299,673 2,669,323 (4,262,722) 1,672,641 (165,366) 313,787 (1,250,229)

8 State Farm Investment Management Corp. 10,526,400 3.5% - -- -- --- -

9 T. Rowe Price Associates, Inc. 7,592,851 2.6% 2,467,753 1,946,977 2,719,795 (562,014) (2,907,686) 685,065 327,710 118,910 138,996

10 Delaware Management Business Trust 7,031,837 2.4% (401,860) (566,001) (94,698) 369,995 (107,910) (6,606) 244,128 11,452 (252,220)

11 AllianceBernstein LP 5,391,837 1.8% 945,731 719,705 243,217 (170,884) 2,513,435 (411,751) (146,685) (1,284,374) (516,932)

12 OppenheimerFunds, Inc. 4,514,114 1.5% 1,503,593 (306,999) 859,723 2,667,828 (1,248,131) (141,910) (25,080) 86,009 (387,847)

13 Edgewood Management LLC 3,938,793 1.3% 1,955,473 725,240 (18,091) (5,051) 1,333,293 29,943 (84,178) (91,177) 65,494

14 Northern Trust Investments, Inc. 3,850,938 1.3% (65,286) (229,124) 21,299 (186,133) (229,074) (87,422) 265,456 (260,906) 640,618

15 Montag & Caldwell LLC 3,752,062 1.3% (1,518,538) (570,919) (459,130) (276,441) 1,092,932 (541,978) (133,534) 623,077 (1,252,545)

16 TIAA-CREF Investment Management LLC 3,500,885 1.2% (534,539) 1,180,289 (51,658) (300,141) (1,240,398) 254,567 395,437 (240,204) (532,431)

17 BlackRock Advisors LLC 3,145,476 1.1% 1,938,297 453,866 (1,742,483) (126,172) (871,844) 2,408,574 (45,918) 589,662 1,272,612

18 Fidelity Management & Research Co. 2,978,705 1.0% (4,501,483) 65,182 (509,153) (3,395,956) (2,219,585) 540,196 440,412 774,591 (197,170)

19 UBS Global Asset Management 2,698,813 0.9% (1,775,528) 113,809 (255,298) (430,566) (261,486) (1,275,614) (646,517) 894,728 85,416

20 Polen Capital Management LLC 2,648,664 0.9% 516,162 (25,395) (118,421) (165,758) (238,313) 435,301 42,056 146,446 440,246

Top 20 shareholders 170,335,400 57.2% 21,903,752 17,701,374 387,875 (1,633,046) (5,832,519) 7,238,950 1,314,571 3,594,454 (867,907)

Average Price $ 121.59 $95.44 $ 89.68 $103.83 $106.54 $ 91.86 $ 87.94 $92.45

Highest price over quarter $ 131.43 $111.08 $ 92.63 $116.17 $111.89 $ 95.26 $ 95.65 $96.59

Lowest price over quarter $ 110.28 $88.48 $ 83.90 $81.99 $91.73 $ 87.95 $ 82.07 $88.09

Source: FactSet as of Q1 2014.

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High Trading Volume Since Initial Valeant Bid Since Valeant’s initial bid, trading in AGN shares has exceeded 88% of the company’s float Apr-22 Apr-24 Apr-28 Apr-30 May-02 Share Price (USD) . 135 . 140 . 145 150 . . 155 . 160 165 . 170 . . 175 180 . 185 . 00 00 00 00 00 00 00 00 00 00 00 Apr -22 Apr -24 VRX April Apr -28 Apr -3022: May-02 proposal Initial May-06 May-08 May-12 May-14 May May-16 VRX VRX May Cumulative May-2028: % 30: of May-22 proposal Second Float May-27 proposalThird May-29 Traded Jun-02 Jun-04 Jun-06 Jun-10 Jun-12 Share Jun-16 Price Jun-18 Jun-20 Jun-24 Jun-26 Jun-30 Jul -02 Jul -07 Jul -09 Jul -11 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Cumulative % of Float Traded Source: Bloomberg, company filings. Note: % of float traded excludes shares owned by Pershing Square and Valeant.

Long-Term Investors See Risk We believe that recent sellers of AGN shares include long-term investors who fear that Allergan’s board and management will not act to maximize shareholder value 88%(1) of Allergan’s float has changed hands since the initial VRX bid, likely indicating that many long-term AGN investors have sold shares We believe selling shareholders recognize that the standalone value of Allergan is below the current AGN share price We believe selling shareholders also recognize that value- destructive actions taken by Allergan management to scuttle the Valeant deal remain a risk Recent buyers of Allergan shares likely support the transaction Recent buyers have paid >$160 per share We believe these buyers likely support the Valeant transaction and believe in the value creation of the business combination (1) % of float traded excludes shares owned by Pershing Square and Valeant.

We Believe Recent Option Trading also Suggests Meaningful Downside if the Deal Breaks A number of investors have purchased put option protection at prices materially below where AGN is currently trading Source: Bloomberg as of July 14, 2014. Note: Open interest equals number of contracts.

Allergan Insiders have Sold a Significant Number of Shares at Prices Much Lower than the Current Offer Allergan Insider Annual Open Market Sales 84% $172.50(1) Look-Through Price premium 43% premium $121 $103 Includes 252k shares sold 176K Shares $92 by David Pyott at $123.12 $12mm per share (not 10b5-1), for total proceeds of $31mm 689K Shares $83 $65mm 108K Shares $72 628K Shares $12mm $53mm 1,054K Shares $76mm 622K Shares 192K Shares 623K Shares $56mm $21mm $76mm 338K Shares $27mm 156K Shares $15mm 2010 2011 2012 2013 Q1 2014 Non-10b5-1 Shares Sold (000’s) 10b5-1 Shares Sold (000’s) Weighted Average Sale Price Source: FactSet. (1) As of July 14, 2014.

Allergan CEO/CFO Sales Compared to Peers Since January 2013 It appears Allergan executives had a far less bullish view of their stock prior to the Valeant offer $234mm 549,600 shares WAP: $115.29 per share 23. VRX management exhibiting confidence in business model Market Cap ($Bn)(1) Source: FactSet, 2013 – Q1 2014. Note: Market cap based on basic shares outstanding. (1) Market cap as of July 14, 2014. FRX shown as of closing price of $99.00 on June 30, 2014, the final day of trading prior to the acquisition by Actavis Plc.

Allergan’s Revised Long-Term Financial Plan On May 12th , in reaction to Valeant’s April 22nd bid, Allergan management announced a new revised long-term plan We question the credibility and value creation potential of this long-term plan

Higher Guidance Appears Driven by the Valeant Bid, not a Fundamental Change in the Business Management Revenue Guidance has not Materially Changed David Pyott, Allergan Chairman and CEO; Q2 2013 Earnings Call: “And [on] many occasions, I’ve talked about our midterm growth aspirations being around about 10% sales growth…” David Pyott, Allergan Chairman and CEO; May 12, 2014 Special Call (After Valeant’s Proposal): “Beyond 2015, we believe we’ll grow revenue at the double digits…” Allergan Consensus Revenue Estimates, Before and After Revised Plan ($B, 2014E –2017E) Source: Bloomberg Consensus. Note: Prior to new plan estimates from May 9th, 2014 for 2014E-2015E and May 8th, 2014 for 2016E-2017E. Current estimates as of July 14th, 2014.

Higher Guidance Appears Driven by the Valeant Bid, not a Fundamental Change in the Business (Cont.) Source of Improved SG&A Ratio Unclear Given Modest Increase in Revenue Growth And No Announced Major Cost Cuts David Pyott, Allergan Chairman and CEO; Q4 2013 Earnings Call: “Going back to SG&A leverage, we’ve always stated that our target in the midterm is the mid-30s, so I’d reiterate that.” David Pyott, Allergan Chairman and CEO; May 12, 2014 Special Call (After Valeant’s Proposal): “Now we’re really cranking this in terms of [SG&A] leverage. And by the end of this period, it will get to the mid- to the high-20s.”

Higher Guidance Appears Driven by the Valeant Bid, not a Fundamental Change in the Business (Cont.) What, besides the Valeant proposal, changed in the three months between Allergan’s February 5th, 2014 Q4 earnings conference call and the May 12th Special Call? Jeff Edwards, Allergan CFO; Q4 2013 Earnings Call: “Regarding the full year 2014, Allergan estimates… growth of between 12% and 15%, which is consistent with our aspiration of mid-teens EPS growth.” David Pyott, Allergan Chairman and CEO; May 12, 2014 Special Call (After Valeant’s Proposal): “…[we believe] we can achieve EPS growth of 20% on a compound annual basis over the next five years.” If Allergan were being conservative about the fundamentals of the business before the Valeant proposal, why then were insiders, including Pyott, selling shares in Q1 2014?

Higher Guidance Appears Driven by the Valeant Bid, not a Fundamental Change in the Business (Cont.) David Pyott, Allergan Chairman and CEO; June 23rd, 2014 “Our goal now is to give them most of what they want…We will raise earnings guidance further.”—Pyott as quoted by Reuters at the BIO International Convention; emphasis added Why is this the goal “now”? How does raising guidance increase shareholder value?

The Revised Plan Does Not Support Certain Standalone Analyst Price Target Increases… Certain analysts have increased their near-term price targets by up to 67% based on a 24% increase in EPS five years from now Management’s increased guidance from a 15% EPS CAGR to a 20% EPS CAGR implies a 24% increase in 2019 EPS Source: Allergan June 10, 2014 investor presentation. (1) Represents midpoint of price target range.

…Other Analysts Question Management’s Views on the Standalone Value of Allergan Alex Arfaei, BMO; “Will Likely Go the Distance With AGN; But Should Gain More Support”, June 10, 2014: “Allergan asserts that its current 26.8x P/E multiple is ‘Due to Accelerated EPS Outlook from Mid-teens to Revised Guidance of 20% Five-Year EPS CAGR,’ essentially saying that there is no take-out premium in AGN stock related to the VRX offer. Given the stock’s reaction following Valeant’s offers, we believe most investors would disagree.”

Thoughts on Allergan’s Valuation Multiple Some analysts have taken Allergan’s revised guidance and applied AGN’s historical average multiple to arrive at a target price. We believe this analysis is flawed We believe AGN’s historic multiple priced in several opportunities that will disappear under the revised guidance: Opportunity for substantial SG&A and R&D savings, which are already captured in AGN’s revised guidance Potential to reduce AGN’s relatively high tax rate, which disappears without a tax inversion partner Premium for potential take-out, which decreases substantially under a “go-it-alone” approach, since few acquirers are willing to engage in hostile transactions

Allergan’s history of poor cost management and poorly designed management incentives should make investors question the credibility of the revised or any re-revised long-term plan

The Expected, Re-Revised Allergan Operating Plan Allergan’s management has indicated they will re-revise their long-term guidance at the time of their Q2 earnings announcement The re-revised plan is reactive both to the Valeant proposal and to shareholder’s disappointment with their initial revised plan presented in May The new plan is not credible given management’s previous statements and actions in addressing the considerable cost opportunity at Allergan Any new plan further validates Valeant’s assertion that Allergan has significant waste in its SG&A and R&D spending Allergan’s history of poor cost management indicate a lack of appropriate management oversight by the Allergan board

Management is Considering Making Acquisitions of its Own to Thwart an Attractive Bid David Pyott, Allergan CEO, 8-K filed May 19, 2014: “We listened carefully to investors’ perspectives and heard that they would like to see us harnessing this financial strength to create even more stockholder value by, among other suggestions, either purchasing growth oriented companies or technologies that fit our strategy and operating model, and/or buying back Allergan stock.” Jeff Edwards, Allergan CFO, Conference call, May 12, 2014: “As you know, historically we produced strong free cash flow as well and we’ve managed to deploy a lion’s share of that free cash flow. The number one priority is always business development, so M&A. By all means we will continue looking aggressively for opportunities across the therapeutic areas we presently do business, but also looking for adjacencies or other specialty areas that could provide significant value.”

Why is Now the Right Time to Make a Large Acquisition? We are dubious that Allergan shareholders would be better off paying a premium for another company than receiving a premium for their own business Given Allergan’s poor M&A history, we expect shareholders will be skeptical of the value-creation potential of any acquisition Unlike Valeant, Allergan has no experience integrating a large acquisition Shareholders will likely be especially leery of acquisitions of pipeline assets, which are speculative in nature and have been particularly value-destructive for Allergan historically Any “value-creating” acquisitions would have most likely been available for years before the Valeant bid

Management is Also Considering a Leveraged Buyback Reuters, July 1, 2014: “Pyott has met with investors to talk about the company’s defense, which he said could include issuing new debt to buy back shares. He said Allergan could borrow up to $10 billion without affecting its investment-grade rating, but he did not say how much the company might spend on the buybacks.” Source: Reuters.

A Large Buyback at the Currently Elevated Share Price would be Value-Destructive Allergan has indicated that the company is contemplating a leveraged buyback of up to $10 billion(1), compared to a total buyback of $2.4 billion from 2011 to Q1 2014 Allergan’s stock is currently trading at 29x 2014E earnings per share, vs. 18x for its peers(2) Represents 24% premium over 12-month median price target of $135 per share before initial Valeant bid 82% premium over the three-year average price of $92 per share A leveraged buyback of this scale would likely have to be conducted at a meaningful premium to AGN’s current price Source: Interview with David Pyott (Reuters, July 1), Company filings and FactSet. (1) Represents Allergan’s maximum borrowing capacity while retaining investment-grade rating. (2) As of July 14, 2014. Peers from Allergan’s 2014 proxy (excluding Forest Laboratories).

Allergan Share Buyback – Too Little, Too Late Why didn’t Allergan buy back stock at materially lower prices? $1,000 $200 .00 July 14th closing price: $167.02 $900 $180 .00 $800 $160 .00 MM) $700 $140 .00 $ ( 82% $600 $648 $120 .00 premium Repurchased $500 3 year average price: $91.80 $100 .00 $400 $398 $80.00 $332 Amount $300 $60.00 $200 $217 $40.00 $174 $185 $163 $136 $100 $20.00 $75 $88 $0 $0 .00 $0.7 $0.2 $1.4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 2011 2012 2013 2014 Amount repurchased Stock price Source: Company filings and Factset.

David Pyott has Indicated His True Concerns Reuters, June 23, 2014: “Pyott said other drugmakers at the San Diego convention ‘understand that if we were to succumb to this, then somebody even bigger is next on the menu, or at least a lot of them will be afternoon snacks.’” Is David Pyott more concerned about protecting shareholder interests or preserving the privileges of fellow entrenched pharmaceutical managements?

Conclusion At a special meeting, shareholders will be able to fix Allergan’s onerous special meeting provisions and send a strong message to other companies that such onerous bylaws will not be tolerated by shareholders At the meeting, shareholders will also be able to vote on removing six of Allergan’s nine current directors who are standing in the way of what is best for the company and its shareholders

Appendix

Allergan's Compensation Policy Further Reduces the Credibility of the Revised Long-Term Plan

(in USD thousands except for market capitalizations)

Company	Market capitalization[1]	CEO	Base salary	Change in pension, deferred / other comp	Bonus & non-equity incentives	Restricted stock	Option grant	Total salary	1-year TSR[2]
Biotech									
Gilead Sciences, Inc.	133,758	J. Martin	1,569	8	3,544	4,684	6,893	16,697	104.5%
Amgen Inc.	91,622	R. Bradway	1,491	561	3,598	7,703	–	13,353	34.8%
Biogen Idec Inc.	78,513	G. Scangos	1,498	761	3,560	9,195	–	15,015	91.0%
Celgene Corporation	36,066	R. Hugin	1,263	213	7,237	3,554	12,179	24,445	115.3%
Medical Devices									
Abbott Laboratories	62,766	M. White	1,900	1,416	3,150	7,367	5,467	19,299	20.4%
Stryker Corporation, Inc.	32,375	K. Lobo	1,025	218	1,340	2,994	3,491	9,067	39.3%
St. Jude Medical, Inc.	19,896	D. Starks	1,046	37	1,430	2,303	5,848	10,664	74.9%
Pharmaceutical									
Johnson & Johnson	299,489	A. Gorsky	1,454	1,931	4,867	6,117	3,231	17,601	34.7%
Bristol-Myers Squibb Company	79,942	L. Andreotti	1,687	774	3,800	14,587	–	20,848	69.7%
Eli Lilly and Company	70,190	J. Lechleiter	1,500	90	2,877	10,842	–	15,309	7.3%
Valeant Pharmaceuticals	42,244	J. Pearson	1,750	458	4,790	–	–	6,998	96.4%
Forest Laboratories, Inc.	27,055[3]	H. Solomon	1,350	143	405	2,199	900	4,998	9.7%[4]
Endo International Plc	10,390	R. De Silva	975	92	5,694	6,250	1,764	14,775	157.2%
Allergan, Inc.	*50,748*	*D. Pyott*	*1,358*	*448*	*1,830*	*–*	*10,490*	*14,126*	*21.3%*
Peer Group Average	**75,716**		**1,424**	**516**	**3,561**	**5,984**	**3,059**	**14,544**	**65.8%**

Only 13% of total compensation tied to performance

Contrast to Valeant management – Performance-based incentive pay is 68% of total compensation

Significant misalignment between pay and shareholder returns, relative to peers

Contrast to Valeant management – shareholder alignment

Source: ISS reports.
Note: Based on Allergan's proxy peers.
(1) FactSet as of July 2, 2014; in USD millions.
(2) As of closest month end to company FY 2013 end, per company ISS report, unless otherwise noted.
(3) Per the closing price of $99.00 on June 30, 2014, the final day of trading prior to the acquisition by Actavis Plc.
(4) As of closest month end to company FY 2012 end, per company ISS report.

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